PRESS RELEASE

Clorox Reports First-Quarter Results and Includes Auto Care Businesses in
Discontinued Operations; Updates Fiscal 2011 Outlook

OAKLAND, Calif., Nov. 2, 2010 – The Clorox Company (NYSE: CLX) today reported a 3 percent decline in sales and flat earnings from continuing operations for its fiscal first quarter, which ended Sept. 30.

As announced on Sept. 21, Clorox has reached an agreement for the sale of its global Auto Care businesses. For the current and year-ago quarters, the results from these businesses are now included in discontinued operations on Clorox’s statements of earnings, and assets being transferred are classified as held for sale on the company’s balance sheets. All results in this press release are on a continuing operations basis, unless otherwise stated. (For more information, see the section below entitled “Impact of Auto Care Businesses Divestiture,” and supplemental materials in the Financial Results section of the company’s website at www.TheCloroxCompany.com.)

Fiscal First-Quarter Results

“We faced a challenging economic environment, as evidenced by category softness in the U.S. along with the impact of the Venezuela currency devaluation,” said Chairman and CEO Don Knauss. “Late first-quarter shipments were particularly soft and that trend has continued into the first weeks of our second quarter. While we’re disappointed not to have delivered stronger first-quarter results, we manage our business for the long term. I believe we’re taking the right actions to maintain the long-term health of our brands and help strengthen our categories as the economy recovers.”

Said Knauss, “Looking at the full fiscal year, I feel good about our plans to drive volume and sales growth. We are aggressively managing competitive price gaps and continuing to invest in strong consumer communications, innovation, support for new products and bringing value to consumers. Importantly, our focus on brand-building activities is paying off with higher market shares.”

Following is a summary of key first-quarter results. All comparisons are with the first quarter of fiscal year 2010, unless otherwise stated.
  98 cents diluted earnings per share (EPS) (versus 99 cents diluted EPS in the year-ago quarter)
  2% volume decline
  3% sales decline
Clorox reported first-quarter net earnings from continuing operations of $140 million, or 98 cents diluted EPS, versus $140 million, or 99 cents diluted EPS, in the year-ago quarter. Including discontinued operations, net earnings were $216 million, or $1.52 diluted earnings per share, compared with $157 million, or $1.11 diluted EPS, in the year-ago quarter. (See “Non-GAAP Financial Information” below and the last two pages of this press release for information and a reconciliation of key first-quarter results.)

Fiscal First-Quarter Earnings Reconciliation

	Q1 Fiscal 2011		Q1 Fiscal 2010
	Net	Diluted	Net	Diluted
	Earnings	EPS	Earnings	EPS
Earnings from continuing operations	$140	$0.98	$140	$0.99
Earnings from discontinued operations, net of tax	16	0.11	17	0.12
	156	1.09	157	1.11
Deferred tax benefit on businesses to be sold	60	0.43	--	--
Net earnings	$216	$1.52	$157	$1.11

Volume declined 2 percent, primarily due to lower shipments of Glad® food-storage products and Scoop Away® cat litter, and the comparison with a strong increase in shipments of disinfecting products in the year-ago quarter related to the H1N1 flu pandemic. Volume in the quarter was also negatively impacted by strong retailer merchandising of Kingsford® charcoal and Hidden Valley® bottled salad dressing in the prior quarter.

Sales declined 3 percent to $1.27 billion, primarily due to volume softness, the impact of the Venezuela currency devaluation, and modestly higher trade-promotion spending to support new products and respond to competitive activity in select categories. This was partially offset by the benefit of price increases.

Gross margin decreased 40 basis points to 44.3 percent from 44.7 percent in the year-ago quarter, when gross margin increased about 400 basis points. The decrease in the current quarter gross margin was primarily driven by reinflation of commodity costs, the negative impact of foreign currency exchange rates and higher trade-promotion spending. These factors were partially offset by strong cost savings.

Cash provided by operations, including net cash provided by discontinued operations, increased to $148 million from $94 million in the year-ago quarter. The year-over-year increase was primarily due to changes in working capital and a lower pension contribution.

Key segment results
Following is a summary of key first-quarter results by reportable segment. All comparisons are with the first quarter of fiscal year 2010, unless otherwise stated.

Cleaning
(Laundry, home care, away from home)
  1% volume growth
  1% sales decline
  2% pretax earnings growth
The segment’s volume increase was primarily driven by all-time record shipments of Clorox® disinfecting wipes as retailers prepared for the current year’s flu season, exceeding a high level of shipments in the year-ago quarter related to the H1N1 flu pandemic. Also contributing to the higher volume were growth in the away-from-home business and increased shipments of Pine-Sol® cleaners. These results were partially offset by lower shipments of Green Works® products, due in part to the launch of Green Works® laundry detergent in the year-ago quarter. The variance between the changes in volume and sales were due to higher trade-promotion spending and unfavorable product mix. Pretax earnings reflected strong cost savings and lower advertising expense, partially offset by lower sales and higher commodity costs.

Household
(Bags and wraps, charcoal, cat litter)
  9% volume decline
  7% sales decline
  4% pretax earnings decline
The segment’s volume decline was primarily driven by lower shipments of Glad® food-storage products and Scoop Away® cat litter. Also contributing to the volume decline was lower shipments of Kingsford® charcoal due to strong retailer merchandising in the prior quarter. The variance between changes in volume and sales was primarily due to favorable product mix. Pretax earnings reflected the decline in sales and unfavorable commodity costs, partially offset by strong cost savings.

Lifestyle
(Dressings and sauces, water filtration, global natural personal care)
  1% volume growth
  1% sales growth
  12% pretax earnings decline
The segment’s volume growth was driven by higher shipments of Brita® water-filtration products and Burt’s Bees® natural personal care products. The Brita results were due to increased merchandising activity. The Burt’s Bees results included strong performance of Burt’s Bees® acne products and the re-launch of body lotion. Offsetting growth were lower shipments of Hidden Valley® ranch bottled salad dressing due to strong retailer merchandising in the prior quarter. The decline in pretax earnings reflected higher trade-promotion spending, higher manufacturing and logistics costs, and higher selling and administrative expense partially due to supporting the Burt’s Bees international expansion. These factors were partially offset by the benefit of strong cost savings.

International
(All countries outside of the U.S., excluding natural personal care)
  2% volume decline
  2% sales decline
  7% pretax earnings decline
Volume decreased due to the comparison with a strong increase in shipments of disinfecting products in the year-ago period related to the H1N1 flu pandemic, lower shipments in Venezuela and lower shipments of Glad® products in Australia. The decline in sales includes the impact of the Venezuela currency devaluation, offset by the benefit of price increases and favorable exchange rates in other countries. Pretax earnings reflected the change in sales, unfavorable commodity costs, increased manufacturing and logistics costs, and higher selling and administrative expenses. These factors were partially offset by the benefit of price increases and strong cost savings.

Impact of Auto Care Businesses Divestiture

As a result of the Auto Care businesses being reported as discontinued operations, Clorox recognized a first-quarter tax benefit of $60 million in earnings from discontinued operations. Accounting rules require that Clorox recognize a deferred tax asset to reflect the tax benefit the company expects to realize on the sale of the businesses because the tax basis in the assets being sold is higher than the book basis in the assets. Clorox expects the transaction to close in the second quarter of fiscal year 2011, which ends June 30, 2011.

Clorox plans to use net proceeds from the sale to repurchase shares of its stock during this fiscal year. Combined with planned share repurchases to offset stock option dilution, Clorox anticipates repurchasing between 12 million and 13 million shares of its common stock during fiscal year 2011, with about two-thirds of the planned repurchases occurring in the second quarter and the balance in the third quarter.

The company now anticipates that the divestiture of the Auto Care businesses will reduce diluted EPS about 20 cents for fiscal year 2011. This includes the loss of earnings resulting from the divestiture, partially offset by the benefit of share repurchases and anticipated fiscal year 2011 revenues from an agreement under which Clorox will provide transition services to the buyer for a period of up to 18 months.

Clorox Updates Fiscal 2011 Financial Outlook
  0-2 percent sales growth
  25-50 basis points gross margin growth (unchanged)
  Diluted EPS from continuing operations in the range of $4.05-$4.20
Due primarily to category softness, Clorox now anticipates sales growth in the range of 0-2 percent. This range includes more favorable foreign currencies than previously anticipated.

Reflecting the updated sales outlook, Clorox now anticipates diluted EPS in the range of $4.20 to $4.35 from combined earnings on continuing and discontinued operations, excluding the gain and deferred tax benefit on the sale of the Auto Care businesses. On a continuing operations basis, Clorox anticipates diluted earnings per share in the range of $4.05 to $4.20.

	Fiscal 2011 Diluted
	EPS Outlook Range
	Low	High
Prior outlook	$4.50	$4.65
Impact of Auto Care sale *	-0.20	-0.20
	4.30	4.45
Update to outlook	-0.10	-0.10
Diluted EPS	$4.20	$4.35

Note: Continuing operations EPS	$4.05	$4.20

* See details in the section above entitled “Impact of the Auto Care Businesses Divestiture.”

For more detailed financial information

Visit the Investors: Financial Results section of the company’s Web site at www.TheCloroxCompany.com for the following:
  Supplemental volume and sales growth information
  Supplemental gross margin driver information
  Reconciliation of certain non-GAAP financial information, including earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA)
  Supplemental balance sheet and cash flow information
  Supplemental price-change information
  Supplemental reclassified segment information for fiscal 2010

Note: Percentage and basis-point changes noted in this news release are calculated based on rounded numbers.
Today’s webcast

Today at 10:30 a.m. Pacific time (1:30 p.m. Eastern time), Clorox will host a live audio webcast of a discussion with the investment community regarding the company’s first-quarter results. The webcast can be accessed at http://investors.thecloroxcompany.com. Following a live discussion, a replay of the webcast will be archived for one week on the company’s website.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,300 employees and fiscal year 2010 revenues of $5.53 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags and wraps and containers, and Burt’s Bees® natural personal care products. Nearly 90 percent of Clorox Company brands hold the No. 1 or No. 2 market share positions in their categories. The company’s products are manufactured in more than two dozen countries and sold in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $80 million to nonprofit organizations, schools and colleges. In fiscal year 2010 alone, the foundation awarded $3.5 million in cash grants, and Clorox made product donations valued at $8.8 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended June 30, 2010, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, agricultural commodities and other raw materials; increases in energy costs; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its supply chain restructuring and other restructuring plans; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in relationships with suppliers, including sole-source or single-source suppliers;

risks related to the handling and/or transportation of hazardous substances, including, but not limited to, chlorine; the success of the company’s strategies; the ability to manage and realize the benefits of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreements relating to the provision of information technology, procure to pay and other key services by third parties; risks relating to acquisitions, mergers and divestitures, including the company’s ability to achieve the projected strategic and financial benefits from the Burt’s Bees® acquisition or the company’s ability to successfully execute on planned divestitures, including the sale of the global Auto Care businesses, and the costs associated therewith; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers, and the need to refine controls to adjust for accounting, financial reporting and other organizational changes or business conditions; the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies and risks inherent in litigation, including class action litigation; risks related to maintaining and updating the company’s information systems, including potential disruptions, costs and the ability of the company to implement adequate information systems in order to support the current business and to support the company’s potential growth; the success of new products and the ability of the company to develop products that delight the consumer; consumer and customer reaction to price increases; competitive actions; risks related to customer concentration; customer-specific ordering patterns and trends; risks arising out of natural disasters; the impact of disease outbreaks, epidemics or pandemics on the company’s, suppliers’ or customers’ operations; changes in the company’s tax rate; continuing unfavorable worldwide general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation or deflation, and the financial condition of the company’s customers, suppliers and service providers; foreign currency exchange rate and interest rate fluctuations; unfavorable political conditions in international markets and risks relating to international operations; the impact of the volatility of the debt markets on the company’s cost of borrowing and access to funds, including commercial paper and its credit facility; risks relating to changes in the company’s capital structure, including risks related to the company’s ability to execute on share repurchase plans and the impact thereof on the company’s capital structure and earnings per share; the need for any unanticipated restructuring or asset-impairment charges; risks arising from declines in cash flow, whether resulting from declining sales, higher cost levels, tax payments, debt payments, share repurchases, interest cost increases greater than management’s expectations, or increases in debt or changes in credit ratings, or otherwise; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP financial information

This press release contains non-GAAP financial information relating to diluted EPS, sales growth and gross margin. Included on the last page of this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).

The company has disclosed information related to diluted EPS, sales and gross margin on a non-GAAP basis to supplement its condensed consolidated statements of earnings presented in accordance with GAAP. These non-GAAP financial measures exclude certain items that are included in the company’s EPS, sales and gross margin reported in accordance with GAAP, including:
  Charges associated with simplification of the company’s supply chain, operating model implementation and other restructuring-related charges.
  The impact of foreign exchange and foreign currency transactions.
  The impact of the company’s exit from its private label food bags business.
  The impact of the pending sale of the company’s auto care businesses

Management believes that these non-GAAP financial measures provide useful additional information to investors about current trends in the company’s operations and are useful for period over period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should only be read in connection with the company’s condensed consolidated statements of earnings presented in accordance with GAAP.

Management believes that economic profit, defined as profit generated over and above the estimated cost of capital used by the business to generate that profit, is the metric that best aligns over the long term with creating value and generating shareholder return.

See the following pages for these unaudited first-quarter results:
  Condensed Consolidated Statements of Earnings, Reportable Segment Information and Condensed Consolidated Balance Sheets
  Reconciliation of First-Quarter Sales Growth, Gross Margin and Diluted EPS
Media relations

Dan Staublin 510-271-1622, dan.staublin@clorox.com

Kathryn Caulfield 510-271-7209, kathryn.caulfield@clorox.com

Investor relations

Li-Mei Johnson 510-271-3396, li-mei.johnson@clorox.com

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit http://investors.thecloroxcompany.com/events.cfm.

The Clorox Company

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share amounts

			Twelve
			Months
	Three Months Ended		Ended
	9/30/2010 (1)	9/30/2009 (1)	6/30/2010 (1)
Net sales	$1,266	$1,303	$5,234
Cost of products sold	705	720	2,915
Gross profit	561	583	2,319
Selling and administrative expenses	181	172	734
Advertising costs	118	122	494
Research and development costs	29	26	118
Interest expense	32	36	139
Other (income) expense, net	(1)	10	29
Earnings from continuing operations before income taxes	202	217	805
Income taxes on continuing operations	62	77	279
Earnings from continuing operations	140	140	526
Discontinued operations:
Earnings from discontinued operations, net of tax	16	17	77
Deferred tax benefit on businesses to be sold	60	-	-
Earnings from discontinued operations	76	17	77
Net earnings	$216	$157	$603
Earnings per share
Basic
Continuing operations	$0.99	$1.00	$3.73
Discontinued operations	0.55	0.12	0.55
Basic net earnings per share	$1.54	$1.12	$4.28
Diluted
Continuing operations	$0.98	$0.99	$3.69
Discontinued operations	0.54	0.12	0.55
Diluted net earnings per share	$1.52	$1.11	$4.24
Weighted average shares outstanding (in thousands)
Basic	139,475	139,743	140,272
Diluted	140,932	140,861	141,534

(1)	As a result of the Auto Businesses' results being included in discontinued operations in the current fiscal quarter, the prior comparative period has been reclassifed to conform with current quarter presentation.

The Clorox Company

Reportable Segment Information
(Unaudited)
Dollars in millions

				Earnings/(Losses) from Continuing Operations Before
First Quarter and Year to Date	Net Sales			Income Taxes
	Three Months Ended			Three Months Ended
	9/30/2010	9/30/2009 (2)	% Change (1)	9/30/2010	9/30/2009 (2)	% Change (1)
Cleaning Segment	$449	$454	-1%	$121	$119	2%
Household Segment	354	381	-7%	53	55	-4%
Lifestyle Segment	201	200	1%	58	66	-12%
International Segment	262	268	-2%	40	43	-7%
Corporate	-	-	0%	(70)	(66)	6%
Total Company	$1,266	$1,303	-3%	$202	$217	-7%

(1)	Percentages based on rounded numbers.
(2)	As a result of the Auto Businesses' results being included in discontinued operations in the current fiscal quarter, the prior comparative period has been reclassified to conform with current quarter presentation.

The Clorox Company

Condensed Consolidated Balance Sheets (Unaudited)
Dollars in millions

	9/30/2010	6/30/2010(1)	9/30/2009 (1)
ASSETS
Current assets
Cash and cash equivalents	$286	$87	$237
Receivables, net	480	540	452
Inventories, net	370	332	356
Assets held for sale	472	405	408
Other current assets	113	125	113
Total current assets	1,721	1,489	1,566
Property, plant and equipment, net	965	966	933
Goodwill	1,317	1,303	1,294
Trademarks, net	552	550	546
Other intangible assets, net	93	96	101
Other assets	145	144	151
Total assets	$4,793	$4,548	$4,591
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Notes and loans payable	$506	$371	$457
Current maturities of long-term debt	300	300	575
Accounts payable	379	409	329
Accrued liabilities	425	491	404
Income taxes payable	87	74	99
Total current liabilities	1,697	1,645	1,864
Long-term debt	2,124	2,124	2,137
Other liabilities	669	677	617
Deferred income taxes	24	19	20
Total liabilities	4,514	4,465	4,638
Contingencies
Stockholders’ equity (deficit)
Common stock	159	159	159
Additional paid-in capital	608	617	564
Retained earnings	1,053	920	720
Treasury shares	(1,204)	(1,242)	(1,169)
Accumulated other comprehensive net losses	(337)	(371)	(321)
Stockholders’ equity (deficit)	279	83	(47)
Total liabilities and stockholders’ equity (deficit)	$4,793	$4,548	$4,591

(1)	As a result of the Auto Businesses' related assets being classified to Assets held for sale in the current fiscal quarter, the prior comparative periods have been reclassifed to conform with current quarter presentation.

The Clorox Company

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

First-Quarter Sales Growth Reconciliation

Note: Q1 FY10 base sales growth has not been adjusted to reflect the reporting of the Auto businesses in discontinued operations in Q1 FY11.

	Fiscal	Fiscal
	2011	2010
Base sales growth	-1.2%	1.1%
Foreign exchange – Venezuela	-2.2	--
Foreign exchange – All other	0.8	-1.5
Incremental customer pick-up allowances	-0.3	--
Exit from private label business	--	-0.5
Sale growth before divestitures	-2.9%	-0.9%
Impact of Auto divestiture	--	0.5
Total sales growth (adjusted for
discontinued operations)	-2.9%	-0.4%

First-Quarter Gross Margin Reconciliation

Note: Q1 FY10 gross margin drivers have not been adjusted to reflect the reporting of the Auto businesses in discontinued operations in Q1 FY11.

Q1 fiscal 2010 gross margin		Q1 fiscal 2009 gross margin (as
(adjusted for discontinued		previously reported)	40.6%
operations)	44.7%	Commodities	2.4
Commodities	-1.8	Cost savings	1.7
Cost savings	2.0	Pricing	1.7
Pricing	0.8	Logistics and manufacturing	-0.4
Logistics and manufacturing	0.0	Incremental customer pick-up
Incremental customer pick-up		allowances	0.0
allowances	0.2	Other	-1.0
Other *	-1.7	Q1 fiscal 2010 gross margin before
Q1 fiscal 2011 gross margin before		impact of charges	45.0
impact of charges	44.2	Restructuring-related charges	0.1
Restructuring-related charges	0.1	Impact of Auto divestiture	-0.4
Impact of Auto divestiture	--	Q1 fiscal 2010 gross margin
Q1 fiscal 2011 gross margin	44.3%	(adjusted for discontinued
		operations)	44.7%

*	“Other” includes all other drivers of gross margin change, such as trade-promotion spending, product mix, and foreign currency translation and transaction impacts.

First-Quarter Diluted EPS Reconciliation

Note: The following table reflects the reclassification of the Auto businesses to discontinued operations in Q1 FY11.

	Fiscal
	2011	Fiscal 2010
		As	Adjusted for
		previously	discontinued
		reported	operations
Diluted EPS – non-GAAP	$1.08	$1.18	$1.06
Foreign exchange impact – Venezuela	-0.08	--	-0.03
Foreign exchange impact – Other	--	-0.04	-0.01
Restructuring and restructuring-related charges	-0.02	-0.03	-0.03
Diluted EPS – continuing operations	0.98	1.11	0.99
Earnings from discontinued operations, net of taxes	0.11	--	0.12
Deferred tax benefit on businesses to be sold	0.43	--	--
Diluted EPS – GAAP	$1.52	$1.11	$1.11